Exhibit 99.1

CAMAC Energy
1330 Post Oak Blvd., Suite 2250
Houston, TX 77056
www.camacenergy.com

News Release

FOR RELEASE AT 7:00 AM CT

November 10, 2014

CAMAC Energy Announces Third Quarter 2014 Results

Provides Operational Update on its West and East Africa Operations

HOUSTON, November 10, 2014 - CAMAC Energy Inc. (“CAMAC Energy” or the “Company”) (NYSE MKT: CAK) announced today financial and operational results for the three months ended September 30, 2014. The Company plans to file its Form 10-Q for the third quarter 2014 with the Securities and Exchange Commission later today.

Highlights for the quarter ended September 30, 2014 include:

●	Successfully drilled the Oyo-8 well and encountered four new oil and gas reservoirs
●	Awarded a contract for the acquisition of 2D seismic surveys on Kenyan onshore blocks L1B and L16
●	Secured a $100 million credit facility
●	Fivefold increase in the P50 recoverable resources in four of its top exploration prospects offshore Nigeria

Nigeria

Oyo-8 was successfully drilled to a total depth of 6,059 feet, and encountered four new oil and gas reservoirs with a total gross hydrocarbon thickness of 112 feet, based on results from the logging-while-drilling data, reservoir pressure measurement, and reservoir fluid sampling. Both Oyo-7 and Oyo-8 have now been successfully drilled, the flowlines and other subsea equipment from Oyo-5 and Oyo-6 have been recovered, and successfully installed and tested on the Oyo-7 and Oyo-8 wells. The Energy Searcher drillship is currently plugging and abandoning Oyo-5 and Oyo-6, and will then drill the horizontals to complete Oyo-7 and Oyo-8. The Company expects to bring the first of these two development wells online by year-end, and the second in early 2015.

In addition to these development wells, the Company has high-graded four of the prospects in OMLs 120 and 121 to drill-ready status, which target a combined 2,377 million barrels of oil, P50 recoverable resources. The Company will have the ability to drill the first of these prospects out of internal cash flow, generated by the two new development wells, and is also at the early stages of marketing these prospects to potential partners. CAMAC Energy has engaged Stellar Energy Advisors in London to market these four exploration prospects to potential partners and expects to announce the results of this process during the first half of 2015.

Ghana

CAMAC Energy is finalizing the Joint Operating Agreement with its joint venture partners covering the Expanded Shallow Water Tano block in Ghana.  The Company has been named operator, holds a 30% interest, and has commenced work towards declaring commerciality on the three previously-discovered fields within the next nine months.

Kenya

The Company continues its progress in Kenya. The 2D seismic acquired in March 2014 on offshore blocks L27 and L28 has been processed, and CAMAC Energy has commenced the interpretation. For onshore blocks L1B and L16, the 2D seismic acquisition has commenced in L1B, and the acquisition of 2D seismic is expected to be completed in both blocks over the next several months. At such time, the Company will have completed 2D seismic acquisitions covering both offshore blocks, and both onshore blocks. These four blocks cover a total of nine million acres. CAMAC Energy is the operator, and owns a 100% interest.

A regional geological and geophysical study on the L27 and L28 offshore blocks by Robertson Research is also ongoing and expected to be completed in mid-2015.

Gambia

The Company completed a regional geology and geophysical study of offshore blocks A2 and A5. CAMAC Energy’s next step is to acquire 3D seismic over the most promising areas. CAMAC Energy is the operator, and owns a 100% interest.

Results of Operations

For the third quarter of 2014, revenues were $19.0 million, on average net daily production of approximately 800 barrels of oil, net of royalties. Revenue on a per barrel basis was $100.85. The Company reported a net loss of $42.2 million for the third quarter of 2014, or $0.03 per basic and diluted share. Cash and cash equivalents at September 30, 2014 was $54.3 million.

Conference Call

CAMAC Energy will host a conference call on Tuesday, November 11, 2014 at 10 a.m. CT (11 a.m. ET) to discuss third quarter 2014 results, current operations and the Company’s outlook for the remainder of 2014. The dial-in number is 877-317-6789 in the United States or 1-412-317-6789 internationally. To access the live audio webcast, please visit the “Investors” section of the Company’s website at www.camacenergy.com.

About CAMAC Energy

CAMAC Energy is an independent oil and gas exploration and production company focused on energy resources in sub-Saharan Africa.  Its asset portfolio consists of nine licenses across four countries covering an area of 43,000 square kilometers, including current production and other exploration projects offshore Nigeria, as well as exploration licenses offshore Ghana, Kenya, and Gambia, and onshore Kenya.  CAMAC Energy is headquartered in Houston, Texas. For more information about CAMAC Energy, please visit www.camacenergy.com.

Resource Estimates

This press release refers to prospective resources, including recoverable resources and resources in place. The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only “reserves,” as that term is defined under SEC rules. Prospective resources are those quantities of petroleum estimated, as at a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Investors should not assume there will be any discovery associated with prospective resources, or that any discovery will be economically drillable or ever be upgraded into reserves.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the Company believes the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company’s actual results could differ materially from those anticipated or implied in these forward-looking statements due to a variety of factors, including the Company’s ability to successfully finance, drill and develop the prospects identified in this release and risks and other risk factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. You should not place undue reliance on forward-looking statements, which speak only as of their respective dates. The Company undertakes no duty to update these forward-looking statements.

Source:  CAMAC Energy Inc.

Investors:

Christopher D. Heath

Director, Corporate Finance and Investor Relations

713-797-2945

chris.heath@camacenergy.com

Media:

Lionel C. McBee

Manager, Corporate Communications

713-797-2960

lionel.mcbee@camacenergy.com

CAMAC ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Oil and gas revenue	$19,010	$21,723	$53,844	$63,736

Operating costs and expenses:
Production costs	34,261	22,155	72,617	65,757
Exploratory expenses	1,148	967	3,851	4,064
Depreciation, depletion and amortization	21,720	5,607	32,676	16,216
General and administrative expenses	3,427	3,395	12,200	10,508
Total operating costs and expenses	60,556	32,124	121,344	96,545

Operating loss	(41,546)	(10,401)	(67,500)	(32,809)

Other income (expense):
Interest expense	(771)	(16)	(1,637)	(26)
Other, net	94	-	126	-
Total other income (expense)	(677)	(16)	(1,511)	(26)

Loss before income taxes	(42,223)	(10,417)	(69,011)	(32,835)
Income tax expense	-	-	-	-

Net loss	$(42,223)	$(10,417)	$(69,011)	$(32,835)

Net loss per common share:
Basic	$(0.03)	$(0.03)	$(0.07)	$(0.09)
Diluted	$(0.03)	$(0.03)	$(0.07)	$(0.09)
Weighted average common shares outstanding:
Basic	1,261,646	380,321	1,045,483	380,883
Diluted	1,261,646	380,321	1,045,483	380,883

CAMAC ENERGY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$54,264	$163
Accounts receivable	1,122	1,112
Crude oil inventory	1,952	16,254
Prepaids and other current assets	8,492	856
Total current assets	65,830	18,385

Property, plant and equipment:
Oil and gas properties (successful efforts method of accounting), net	521,306	435,035
Other property, plant and equipment, net	1,059	752
Total property, plant and equipment, net	522,365	435,787

Other non-current assets	1,988	52

Total assets	$590,183	$454,224

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$48,182	$31,668
Accrued liabilities	34,076	7,446
Asset retirement obligations	23,086	12,479
Promissory note - related party	11,185	6,496
Total current liabilities	116,529	58,089

Convertible subordinated note - related party	50,000	-
Term loan facility	50,000	-
Asset retirement obligations	13,914	8,122
Other long-term liabilities	81	67

Total liabilities	230,524	66,278

Commitments and contingencies

Equity:
Preferred stock $0.001 par value - 50,000,000 shares authorized; none issued and outstanding at September 30, 2014 and December 31, 2013	-	-
Common stock $0.001 par value - 2,500,000,000 shares authorized; 1,261,763,853 and 382,362,236 shares outstanding as of September 30, 2014 and December 31, 2013	1,262	382
Paid-in capital	776,300	736,456
Accumulated deficit	(417,903)	(348,892)
Total equity	359,659	387,946

Total liabilities and equity	$590,183	$454,224

CAMAC ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(69,011)	$(32,835)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation, depletion and amortization	31,327	14,558
Asset retirement obligation accretion	1,349	1,658
Share based compensation	2,216	1,468
Related party liability offset	(32,880)	-
Other	21	3
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(10)	(2,612)
Decrease (increase) in inventories	13,715	1,483
(Increase) decrease in other current assets	(7,103)	114
Increase (decrease) in accounts payable and accrued liabilities	27,277	3,205
Net cash used in operating activities	(33,099)	(12,958)

Cash flows from investing activities
Capital expenditures	(59,481)	(590)
Allied transaction	(170,000)	-
Net cash used in investing activities	(229,481)	(590)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	270,000	-
Proceeds from exercise of stock option	415	-
Proceeds from term loan facility	50,000	-
Proceeds from promissory note - related party, net	10,649	1,500
Debt costs	(1,943)	-
Allied transaction adjustments	(12,440)	8,677
Net cash provided by financing activities	316,681	10,177

Net increase (decrease) in cash and cash equivalents	54,101	(3,371)
Cash and cash equivalents at beginning of period	163	3,806
Cash and cash equivalents at end of period	$54,264	$435

Supplemental disclosure of cash flow information
Cash paid for:
Interest, net	$8	$26
Supplemental disclosure of non-cash investing and financing activities:
Related party liability offset	$32,880	$-
Related party accounts payable settled with note payable - related party	$-	$9,311